Exhibit 99.1

Commercial Metals Company Commences Registered Exchange Offer for Previously Issued 5.750% Senior Notes Due 2026

IRVING, Texas, December 13, 2018 — Commercial Metals Company (NYSE: CMC) (“CMC” or the “Company”) today announced that it has commenced an offer to exchange up to $350.0 million in aggregate principal amount of new 5.750% Senior Notes due 2026 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of unregistered 5.750% Senior Notes due 2026 (the “Old Notes”). The New Notes are being offered in order to satisfy registration rights previously granted to the holders of the Old Notes.

The terms of the New Notes are substantially identical to those of the Old Notes, except that the New Notes have been registered under the Securities Act, will not have securities law transfer restrictions or registration rights and will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer. Any Old Notes that are not exchanged will continue to be subject to their existing transfer restrictions.

The exchange offer will expire at 5:00 p.m., New York, New York time, on January 14, 2019, unless extended. We do not currently intend to extend the expiration date of the exchange offer. The exchange offer will be open for at least 20 full business days. Tenders of the Old Notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.

The terms of the exchange offer are set forth in a prospectus dated December 13, 2018. Documents related to the exchange offer, including the prospectus and the associated letter of transmittal, have been filed with the Securities and Exchange Commission, and may be obtained from the exchange agent, U.S. Bank National Association. U.S. Bank’s address, telephone number and facsimile number are as follows.

By Mail, Overnight Courier or Hand Delivery:

U.S. Bank National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, Minnesota 55107

By Facsimile Transmission (eligible institutions only): (651) 466-7367

For Information or Confirmation by Telephone: 1-800-934-6802

This press release shall not constitute an offer to exchange nor a solicitation of an offer to exchange the Old Notes. The exchange offer is being made only by the prospectus dated December 13, 2018 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network of facilities that includes eight electric arc furnace (“EAF”) mini mills, two EAF micro mills, a rerolling mill, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the United States and Poland.

Forward-Looking Statements

This news release contains forward-looking statements regarding the Company’s expectations relating to the exchange offer. These forward-looking statements generally can be identified by phrases such as we, CMC or its management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears” or other similar words or phrases. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Results may be materially affected by factors such as the satisfaction or waiver of closing conditions with respect to the exchange offer and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended August 31, 2018. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

Contact:

Susan Gerber

Phone: (214) 689-4300